Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2020 RESULTS

~ Easterly Increases its 2020 FFO Guidance for the Second Quarter in a Row ~

WASHINGTON, D.C. – November 2, 2020 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2020.

Highlights for the Quarter Ended September 30, 2020:

•	Net income of $4.8 million, or $0.05 per share on a fully diluted basis
•	FFO of $28.3 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted of $27.2 million, or $0.30 per share on a fully diluted basis
•	CAD of $23.0 million
•	Acquired a 76,112-square foot Federal Bureau of Investigation (FBI) field office in Mobile, Alabama (“FBI - Mobile”)
•	Completed the re-development and commenced a new 20-year lease at the Company’s U.S. Food and Drug Administration (FDA) laboratory in Lenexa, Kansas (“FDA - Lenexa")
•

Issued 1,475,991 shares of the Company's common stock through the Company's December 2019 ATM Program at a net weighted average price of $22.72 per share, raising net proceeds to the Company of approximately $33.5 million. 951,197 of these shares were issued in settlement of certain forward sales transactions entered into in prior quarters

•

Expects to receive, as of the date of this release, net proceeds of approximately $116.2 million from the sale of 4,595,873 shares of the Company’s common stock that have not yet been settled under its March 2019 and December 2019 ATM Programs, assuming these forward sales transactions are physically settled in full using a net weighted average initial forward sales price of $25.27 per share

“Easterly is committed to its consistent growth strategy,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “The strength of our acquisition pipeline coupled with our attractive cost of capital and the young age of the Easterly portfolio all contribute to the furtherance of this goal.”

Financial Results for the Nine Months Ended September 30, 2020:

Net income of $10.9 million, or $0.12 per share on a fully diluted basis

FFO of $81.6 million, or $0.93 per share on a fully diluted basis

FFO, as Adjusted of $78.7 million, or $0.90 per share on a fully diluted basis

CAD of $68.2 million

Portfolio Operations

As of September 30, 2020, the Company wholly owned 76 operating properties in the United States encompassing approximately 7.0 million rentable square feet. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the General Services Administration (GSA) is expected to commence for the beneficial use of the FDA. As of September 30, 2020, the portfolio had a weighted average age of 13.3 years, based upon the date the property was built or renovated-to-suit and had a weighted average remaining lease term of 7.8 years.

Acquisitions and Development Activities

On September 18, 2020, the Company acquired a 76,112-square foot FBI field office in Mobile, Alabama. FBI - Mobile is a three-story office building and single-story vehicle maintenance facility located on a roughly four-acre site that houses the FBI’s Mobile field office, which oversees federal operations across 36 counties through five satellite offices in Auburn, Dothan, Monroeville, Montgomery and Selma. This build-to-suit property was completed in 2001 and is 100% leased to the GSA for the beneficial use of the FBI until December 2029.

On September 25, 2020, the Company commenced a new 20-year lease with the GSA for the beneficial use of the FDA at the Company’s completed re-development project in Lenexa, Kansas. The 59,690-square foot re-development serves as a relocation of the former Kansas City District Laboratory and features a number of upgraded capabilities for the FDA to effectively conduct its mission. The approximately $67 million re-development project achieved substantial completion and lease commencement a quarter earlier than anticipated.

Balance Sheet and Capital Markets Activity

As of September 30, 2020, the Company had total indebtedness of $905.1 million comprised of $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $205.1 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). As of September 30, 2020, the Company had no borrowings outstanding on its revolving credit facility. At September 30, 2020, Easterly’s outstanding debt had a weighted average maturity of 7.3 years and a weighted average interest rate of 3.7%. As of September 30, 2020, Easterly’s Net Debt to total enterprise value was 30.4% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro forma EBITDA ratios were 6.1x and 5.6x, respectively.

During the quarter ended September 30, 2020, the Company issued 1,475,991 shares of the Company's common stock through its December 2019 ATM Program at a net weighted average price of $22.72 per share, raising net proceeds to the Company of approximately $33.5 million. 951,197 of these shares were issued in settlement of certain forward sales transactions entered into in prior quarters. During the quarter ended September 30, 2020, the Company also entered into forward sales transactions under its December 2019 ATM Program for the sale of an additional 1,430,223 shares of its common stock that have not yet been settled. Assuming the forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $23.83 per share, the Company expects to receive net proceeds of approximately $34.1 million.

Dividend

On October 27, 2020, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2020 in the amount of $0.26 per common share. The dividend will be payable December 11, 2020 to shareholders of record on November 11, 2020.

Subsequent Events

Subsequent to quarter end, the Company entered into forward sales transactions its December 2019 ATM Program for the sale of an additional 768,418 shares of the Company’s common stock, at a net weighted average initial forward sales price of $22.25 per share, that have not yet been settled.

The Company currently has forward sales transactions under the Company’s March 2019 and December 2019 ATM Programs for the sale of a total of 4,595,873 shares of its common stock that have not yet been settled.  Assuming these forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $25.27 per share, the Company expects to receive net proceeds of approximately $116.2 million.

Guidance

Outlook for the 12 Months Ending December 31, 2020

The Company is increasing its guidance for 2020 FFO per share on a fully diluted basis to a range of $1.24 - $1.26.

	Low	High
Net income (loss) per share – fully diluted basis	$0.16	0.18
Plus: real estate depreciation and amortization	$1.08	1.08
FFO per share – fully diluted basis	$1.24	1.26

This guidance assumes $200 million of acquisitions and $35 - $45 million of gross development-related investment during 2020.

Outlook for the 12 Months Ending December 31, 2021

The Company is introducing its guidance for 2021 FFO per share on a fully diluted basis in a range of $1.28 - $1.30.

	Low	High
Net income (loss) per share – fully diluted basis	$0.28	0.30
Plus: real estate depreciation and amortization	$1.00	1.00
FFO per share – fully diluted basis	$1.28	1.30

This guidance assumes $200 million of acquisitions and $25 million of gross development-related investment during 2021.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company’s operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 20 of the Company’s Q3 2020 Supplemental Information Package for further information. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern time on November 2, 2020 to review the third quarter 2020 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through November 16, 2020 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13710871. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020 and our Form 10-Q for the quarter ended September 30, 2020, to be filed with the Securities and Exchange Commission on or about November 2, 2020 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2020	December 31, 2019
Assets
Real estate properties, net	$2,130,984	$1,988,726
Cash and cash equivalents	9,037	12,012
Restricted cash	4,837	3,537
Deposits on acquisitions	1,550	1,800
Rents receivable	49,158	27,788
Accounts receivable	13,580	15,820
Deferred financing, net	1,216	1,749
Intangible assets, net	162,576	168,625
Interest rate swaps	-	541
Prepaid expenses and other assets	23,654	13,991
Total assets	$2,396,592	$2,234,589

Liabilities
Term loan facilities, net	248,875	248,602
Notes payable, net	447,109	446,927
Mortgage notes payable, net	203,768	206,312
Intangible liabilities, net	27,225	24,578
Deferred revenue	94,175	54,659
Interest rate swaps	14,176	5,837
Accounts payable, accrued expenses, and other liabilities	61,109	47,833
Total liabilities	1,096,437	1,034,748

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
81,220,115 and 74,832,292 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	812	748
Additional paid-in capital	1,405,513	1,257,319
Retained earnings	29,631	20,004
Cumulative dividends	(270,531)	(210,760)
Accumulated other comprehensive loss	(12,570)	(4,690)
Total stockholders' equity	1,152,855	1,062,621
Non-controlling interest in Operating Partnership	147,300	137,220
Total equity	1,300,155	1,199,841
Total liabilities and equity	$2,396,592	$2,234,589

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues
Rental income	$59,843	$53,382	$175,976	$152,383
Tenant reimbursements	682	3,369	2,269	6,608
Other income	606	838	1,630	1,954
Total revenues	61,131	57,589	179,875	160,945

Expenses
Property operating	12,313	13,408	34,486	34,305
Real estate taxes	6,803	6,008	19,982	17,228
Depreciation and amortization	23,522	23,299	70,732	68,717
Acquisition costs	467	519	1,673	1,441
Corporate general and administrative	4,577	5,298	15,565	14,282
Total expenses	47,682	48,532	142,438	135,973

Other income (expense)
Interest expense, net	(8,628)	(8,454)	(26,535)	(24,604)
Gain on the sale of operating property	-	-	-	6,245
Net income	4,821	603	10,902	6,613

Non-controlling interest in Operating Partnership	(557)	(54)	(1,275)	(838)
Net income available to Easterly Government
Properties, Inc.	$4,264	$549	$9,627	$5,775

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.05	$0.01	$0.12	$0.08
Diluted	$0.05	$0.01	$0.12	$0.08

Weighted-average common shares outstanding:
Basic	80,334,976	71,444,448	77,144,791	67,010,162
Diluted	80,928,844	71,828,991	77,745,370	67,332,670

Net income, per share - fully diluted basis	$0.05	$0.01	$0.12	$0.09

Weighted average common shares outstanding -
fully diluted basis	90,843,542	81,337,275	87,460,854	76,837,357

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income	$4,821	$603	$10,902	$6,613
Depreciation and amortization	23,522	23,299	70,732	68,717
Interest expense	8,628	8,454	26,535	24,604
Tax expense	39	173	305	426
Gain on the sale of operating property	-	-	-	(6,245)
EBITDA	$37,010	$32,529	$108,474	$94,115

Pro forma adjustments(1)	1,709
Pro forma EBITDA	$38,719

Net income	$4,821	$603	$10,902	$6,613
Depreciation and amortization	23,522	23,299	70,732	68,717
Gain on the sale of operating property	-	-	-	(6,245)
FFO	$28,343	$23,902	$81,634	$69,085
Adjustments to FFO:
Acquisition costs	467	519	1,673	1,441
Straight-line rent and other non-cash adjustments	(777)	(110)	(2,106)	(1,676)
Amortization of above-/below-market leases	(1,451)	(1,517)	(4,499)	(4,761)
Amortization of deferred revenue	(744)	(176)	(2,138)	(310)
Non-cash interest expense	360	330	1,078	975
Non-cash compensation	1,035	714	3,056	2,145
FFO, as Adjusted	$27,233	$23,662	$78,698	$66,899

FFO, per share - fully diluted basis	$0.31	$0.29	$0.93	$0.90
FFO, as Adjusted, per share - fully diluted basis	$0.30	$0.29	$0.90	$0.87

FFO, as Adjusted	$27,233	$23,662	$78,698	$66,899
Acquisition costs	(467)	(519)	(1,673)	(1,441)
Principal amortization	(887)	(852)	(2,635)	(2,530)
Maintenance capital expenditures	(2,361)	(814)	(4,884)	(3,054)
Contractual tenant improvements	(550)	(753)	(1,308)	(941)
Cash Available for Distribution (CAD)	$22,968	$20,724	$68,198	$58,933

Weighted average common shares outstanding -
fully diluted basis	90,843,542	81,337,275	87,460,854	76,837,357

1 Pro forma assuming a full quarter of operations from the two properties and one parcel of land acquired or placed in service in the third quarter of 2020.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

September 30, 2020
Total Debt(1)	$905,119
Less: cash and cash equivalents	(9,037)
Net Debt	$896,082
Less: adjustment for development projects(2)	(32,044)
Adjusted Net Debt	$864,038

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.